Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Auditors	F-2
KO Energy Combined Abbreviated Financial Statements
Combined Statements of Net Revenues and Direct Operating Expenses	F-3
Combined Statements of Assets Acquired and Liabilities Assumed	F-4
Notes to Combined Abbreviated Financial Statements	F-5

Report of Independent Auditors

The Board of Directors of The Coca-Cola Company

We have audited the accompanying combined abbreviated financial statements of KO Energy, a business of The Coca-Cola Company, which comprises the combined statements of assets acquired and liabilities assumed as of December 31, 2014 and 2013, the related combined statements of net revenues and direct operating expenses for each of the three years in the period ended December 31, 2014, and the related notes to the combined abbreviated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined statements of assets acquired and liabilities assumed of KO Energy at December 31, 2014 and 2013, and the related combined statements of net revenues and direct operating expenses for each of the three years in the period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

Emphasis of Matter

As described in Note 1, the combined abbreviated financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of KO Energy’s assets, liabilities, revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young, LLP

Atlanta, Georgia
April 14, 2015

KO ENERGY

(A BUSINESS OF THE COCA-COLA COMPANY)

COMBINED STATEMENTS OF NET REVENUES AND DIRECT OPERATING EXPENSES

Year Ended December 31, (In thousands)	2014	2013	2012
NET REVENUES	$342,432	$330,076	$359,096
Cost of goods sold	38,474	37,777	46,408
GROSS PROFIT	303,958	292,299	312,688
Selling, general and administrative expenses	85,502	108,536	121,761
NET REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$218,456	$183,763	$190,927

The accompanying notes are an integral part of these combined abbreviated financial statements.

KO ENERGY

(A BUSINESS OF THE COCA-COLA COMPANY)

COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

December 31, (In thousands)	2014	2013
ASSETS ACQUIRED
CURRENT ASSETS
Inventories	$6,428	$5,266
Prepaid expenses	822	832
TOTAL CURRENT ASSETS	7,250	6,098
Intangible assets	43,333	43,333
TOTAL ASSETS	50,583	49,431
LIABILITIES ASSUMED
Accounts payable	3,052	1,539
NET ASSETS ACQUIRED AND LIABILITIES ASSUMED	$47,531	$47,892

The accompanying notes are an integral part of these combined abbreviated financial statements.

KO ENERGY

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(In thousands, unless otherwise stated)

NOTE 1: DESCRIPTION OF TRANSACTION, DESCRIPTION OF THE BUSINESS, AND BASIS OF PRESENTATION

Description of Transaction

On August 14, 2014, The Coca-Cola Company (“Company” or “KO”) and Monster Beverage Corporation (“Monster”) entered into definitive agreements contemplating a long-term strategic relationship in the global energy drink category. Subject to the terms and conditions of the agreements, upon the closing of the transaction (1) the Company will acquire newly issued shares of Monster common stock representing approximately 16.7 percent of the outstanding shares of Monster common stock (after giving effect to the new issuance) and will be entitled to appoint two directors to Monster’s Board of Directors for a specified period; (2) the Company will transfer all of its rights in and to its global energy drink business (“KO Energy” or the “Business”, discussed further below) to Monster, and Monster will transfer all of its rights in and to its non-energy drink business (including Hansen’s Natural Sodas, Peace Tea, Hubert’s Lemonade and Hansen’s Juice Products) to the Company; and (3) the parties will amend the distribution coordination agreements currently existing between them to govern the transition of third parties’ rights to distribute Monster’s energy products in most territories in the U.S. to members of TCCC’s distribution network, which consists of Company-owned or -controlled bottlers/distributors and independent bottling/distribution partners. Upon closing, the Company and/or one or more of its subsidiaries will make an aggregate net cash payment of $2.15 billion to Monster, of which up to $625.0 million will be held in escrow, subject to release upon achievement of milestones relating to the transfer of distribution rights to TCCC’s distribution network. The closing of the proposed transaction is subject to customary closing conditions and is expected to close in the second quarter of 2015.

Description of the Business

The Coca-Cola Company is the world’s largest beverage company, which owns or licenses and markets more than 500 nonalcoholic beverage brands, primarily sparkling beverages but also a variety of still beverages such as waters, enhanced waters, juices and juice drinks, ready-to-drink teas and coffees, and energy and sports drinks. Finished beverage products bearing the Company’s trademarks are now sold in more than 200 countries. The Company makes its branded beverage products available to consumers throughout the world through its network of Company-owned or -controlled bottling and distribution operations as well as independent bottling partners, distributors, wholesalers and retailers—the world’s largest beverage distribution system.

KO Energy markets, manufactures, and sells concentrates and/or beverage bases necessary for the production of its finished energy drinks, which include, but are not limited to, NOS, Full Throttle, Burn, Mother, Play and Power Play, and Relentless. KO Energy’s products are distributed in over 100 countries, generally led by one or two brands in each country. KO Energy’s concentrates and/or beverage bases are manufactured at several KO facilities worldwide, none of which will be transferred to Monster in the transaction.

KO ENERGY

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS (Continued)

(In thousands, unless otherwise stated)

NOTE 1: DESCRIPTION OF TRANSACTION, DESCRIPTION OF THE BUSINESS, AND BASIS OF PRESENTATION (Continued)

Basis of Presentation

In these combined abbreviated financial statements, the terms “we,” “us” and “our” mean KO Energy. The accompanying combined statements of assets acquired and liabilities assumed and the related combined statements of net revenues and direct operating expenses of KO Energy are derived from KO’s historical accounting records, which are maintained in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). These combined abbreviated financial statements are not intended to be a complete presentation and are not necessarily indicative of the financial position or results of operations that would have been achieved if KO Energy had operated as a separate, stand-alone entity as of or during any of the periods presented nor are they indicative of the financial condition or results going forward due to the changes in the business and the omission of certain operating expenses, as described below. Certain centrally provided services which are shared by KO’s business units, corporate functions, and other areas of KO are not tracked or monitored in a manner that would enable the development of full financial statements required by Rule 3-05 of Regulation S-X. Such centrally provided service costs include, but are not limited to, sales and marketing, finance, supply chain management, information technology, human resources, and benefit support services. As such, it is not possible to provide a meaningful allocation of business unit and corporate costs, interest or tax and only costs directly related to the revenue-generating activities of KO Energy are included in these combined abbreviated financial statements.

The combined statements of assets acquired and liabilities assumed includes only the specific assets and liabilities related to KO Energy that will be acquired by Monster in accordance with the definitive agreements, which includes assets and liabilities exclusively related to or used in the KO Energy business. Items such as cash, accounts receivable, property, plant and equipment, income tax assets and liabilities, and accrued liabilities are excluded from the transaction. The inventory balance reflects only raw materials and finished goods that are unique to the energy brands, and does not include common ingredients or packaging used by KO Energy products and other KO beverage products as these common ingredients and packaging are not being acquired by Monster. Accounts payable specific to KO Energy inventory are not separately managed and, as such, were estimated by comparing KO Energy’s payment terms with suppliers to the unique KO Energy ingredients on hand. Prepaid expenses represent balances specific to KO Energy that will be acquired by Monster. Intangible assets represent trademarks and intellectual property specific to KO Energy that will be acquired by Monster.

The combined statements of net revenues and direct operating expenses includes the net revenues and direct operating expenses directly attributable to the generation of revenues to Company-owned or -controlled, as well as independent bottlers (e.g. marketing, manufacturing and selling of concentrates and/or beverage bases necessary for the production of finished energy beverages of KO Energy by bottlers). Cost of goods sold is based on the standard costs of the actual products sold with directly related manufacturing variances as well as an allocation of labor and overhead variances based on the proportion of KO Energy’s unit case volume to the full KO unit case volume in the geographic area that the costs were incurred. Marketing expenses included as deductions from revenue and in selling, general and administrative expenses are primarily comprised of campaigns directly related to KO Energy brands. For campaigns not solely related to a single brand, the related marketing expenses were

KO ENERGY

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS (Continued)

(In thousands, unless otherwise stated)

NOTE 1: DESCRIPTION OF TRANSACTION, DESCRIPTION OF THE BUSINESS, AND BASIS OF PRESENTATION (Continued)

allocated using an estimate of the proportion of marketing dollars spent for KO Energy brands to the total marketing spend for that particular campaign. Compensation expense for the dedicated employees that may be transferred to Monster, including a consistent estimate for benefits irrespective of the employee location, is included in selling, general and administrative expenses. Allocations of other selling, general and administrative expenses directly related to KO Energy are based on the proportion of KO Energy’s unit case volume to the full KO unit case volume in the geographic area that the costs were incurred. As used in these combined abbreviated financial statements, “unit case” means a unit of measurement equal to 192 U.S. fluid ounces of finished beverage (24 eight-ounce servings); and “unit case volume” means the number of unit cases (or unit case equivalents) of KO beverage products directly or indirectly sold to customers by Company-owned or -controlled, as well as independent bottlers. The combined statements of net revenues and direct operating expenses exclude the cost of general corporate activities, corporate level overhead, interest expense and income taxes. Future results of operations and financial position could differ materially from the historical amounts presented herein.

Statements of cash flows and statements of shareowners’ equity are not presented as Monster did not acquire all of the assets nor assume all of the liabilities of KO Energy and the preparation of such statements is not meaningful. All cash flow requirements of KO Energy were funded by KO, and cash management functions were not performed at the KO Energy business level. Therefore, it is impracticable to present a statement of cash flows, including cash flows from operating, investing and financing activities, as KO Energy did not maintain cash balances of that nature.

Recently Issued Accounting Guidance

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Under ASU 2014-08, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the organization’s operations and financial results. Additionally, ASU 2014-08 requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income and expenses of discontinued operations. ASU 2014-08 is effective for fiscal and interim periods beginning on or after December 15, 2014. The adoption of ASU 2014-08 will not impact our combined abbreviated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which will replace most existing revenue recognition guidance in U.S. GAAP and is intended to improve and converge with international standards the financial reporting requirements for revenue from contracts with customers. The core principle of ASU 2014-09 is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. ASU 2014-09 also requires additional disclosures about the nature, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. ASU 2014-09 allows for both retrospective and prospective methods of adoption and is effective for periods beginning after December 15, 2016. In April 2015, the FASB

KO ENERGY

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS (Continued)

(In thousands, unless otherwise stated)

NOTE 1: DESCRIPTION OF TRANSACTION, DESCRIPTION OF THE BUSINESS, AND BASIS OF PRESENTATION (Continued)

proposed to defer the effective date of the ASU by one year, however early adoption as of the original effective date would be permitted. We are currently evaluating the impact that the adoption of ASU 2014-09 will have on our combined abbreviated financial statements.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect amounts reported in the statements and accompanying notes. Actual results could differ from these estimates.

Revenue Recognition

Revenue included in the combined statements of net revenues and direct operating expenses include only sales of our concentrate and beverage bases used by our bottlers to make our finished products. We recognize revenue when persuasive evidence of an arrangement exists, delivery of products has occurred, the sales price charged is fixed or determinable, and collectibility is reasonably assured. For KO Energy, this generally means that we recognize revenue when title to our products is transferred to our customers. In particular, title usually transfers upon shipment to or receipt at our customers’ locations, as determined by the specific sales terms of the transactions. Our sales terms do not allow for a right of return except for matters related to any manufacturing defects on our part.

Deductions from Revenue

Our customers can earn certain incentives including, but not limited to, cash discounts, funds for promotional and marketing activities, volume based incentive programs and support for infrastructure programs. The costs associated with these incentives are included in deductions from revenue, a component of net revenues in our combined statements of net revenues and direct operating expenses. For customer incentives that must be earned, management must make estimates related to the contractual terms, customer performance and sales volume to determine the total amounts earned and to be recorded in deductions from revenue. In making these estimates, management considers past results. The actual amounts ultimately paid may be different from our estimates.

In some situations, the Business may determine it to be advantageous to make advance payments to specific customers to fund certain marketing activities intended to generate profitable volume and/or invest in infrastructure programs with our bottlers that are directed at strengthening our bottling system and increasing unit case volume. The Business also makes advance payments to certain customers for distribution rights. The advance payments made to customers may be capitalized and reported in the line item prepaid expenses in our combined statements of assets acquired and liabilities assumed. The assets are amortized over the applicable periods and included in deductions from revenue. The duration of these agreements typically ranges from 4 to 10 years.

KO ENERGY

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS (Continued)

(In thousands, unless otherwise stated)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Costs

KO Energy expenses production costs of print, radio, television and other advertisements as of the first date the advertisements take place. All other marketing expenditures are expensed in the annual period in which the expenditure is incurred. Advertising costs included in the line item selling, general and administrative expenses in our combined statements of net revenues and direct operating expenses were $58,725, $74,092 and $80,558 in 2014, 2013 and 2012, respectively. The prepaid expenses in our combined statements of assets acquired and liabilities assumed primarily represent advertising and production costs.

For interim reporting purposes, we allocate our estimated full year marketing expenditures that benefit multiple interim periods to each of our interim reporting periods. We use the proportion of each interim period’s actual unit case volume to the estimated full year unit case volume as the basis for the allocation. This methodology results in our marketing expenditures being recognized at a standard rate per unit case. At the end of each interim reporting period, we review our estimated full year unit case volume and our estimated full year marketing expenditures in order to evaluate if a change in estimate is necessary. The impact of any changes in these full year estimates is recognized in the interim period in which the change in estimate occurs. Our full year marketing expenditures are not impacted by this interim accounting policy.

Inventories

Inventories consist primarily of raw materials and finished goods (which include concentrates and syrups). Inventories are valued at the lower of cost or market. We determine cost on the basis of the average cost or first-in, first-out methods. Refer to Note 3.

Property, Plant and Equipment

Property, plant and equipment will not be transferred to Monster and thus are not presented in our combined statements of assets acquired and liabilities assumed, but the costs generated by property, plant and equipment to produce KO Energy products was allocated into the combined statements of net revenues and direct operating expenses as discussed in Note 1 as they are directly related to the revenue generating activities of KO Energy. Allocated depreciation expense was approximately $69, $140 and $124 for the years ended December 31, 2014, 2013 and 2012, respectively.

Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred. Depreciation is recorded principally by the straight-line method over the estimated useful lives of our assets, which are reviewed periodically and generally have the following ranges: buildings and improvements: 40 years or less; and machinery, equipment and vehicle fleet: 20 years or less. Land is not depreciated, and construction in progress is not depreciated until ready for service. Leasehold improvements are amortized using the straight-line method over the shorter of the remaining lease term, including renewals that are deemed to be reasonably assured, or the estimated useful life of the improvement. Depreciation is not recorded during the period in which a long-lived asset or disposal group is classified as held for sale, even if the asset or disposal group continues to generate revenue during the period.

KO ENERGY

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS (Continued)

(In thousands, unless otherwise stated)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Certain events or changes in circumstances may indicate that the recoverability of the carrying amount of property, plant and equipment should be assessed, including, among others, a significant decrease in market value, a significant change in the business climate in a particular market, or a current period operating or cash flow loss combined with historical losses or projected future losses. When such events or changes in circumstances are present, we estimate the future cash flows expected to result from the use of the asset (or asset group) and its eventual disposition. These estimated future cash flows are consistent with those we use in our internal planning. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, we recognize an impairment loss. The impairment loss recognized is the amount by which the carrying amount exceeds the fair value. We use a variety of methodologies to determine the fair value of property, plant and equipment, including appraisals and discounted cash flow models, which are consistent with the assumptions we believe hypothetical marketplace participants would use.

Trademarks

The intangible assets included in our accompanying combined statements of assets acquired and liabilities assumed relate to trademarks and intellectual property specific to KO Energy and do not therefore include any allocated balances. There is no goodwill directly attributable to KO Energy. The trademarks are classified as intangible assets with indefinite lives not subject to amortization. The net carrying value of the trademarks was $43,333 as of December 31, 2014 and 2013.

We test intangible assets determined to have indefinite useful lives, including trademarks, for impairment annually, or more frequently if events or circumstances indicate that assets might be impaired. We perform these annual impairment reviews as of the first day of our third fiscal quarter. We use a variety of methodologies in conducting impairment assessments of indefinite-lived intangible assets, including, but not limited to, discounted cash flow models, which are based on the assumptions we believe hypothetical marketplace participants would use. For indefinite-lived intangible assets, other than goodwill, if the carrying amount exceeds the fair value, an impairment charge is recognized in an amount equal to that excess.

There were no impairment charges recognized for the years ended December 31, 2014, 2013 and 2012.

Contingencies

KO Energy is involved in various legal proceedings and tax matters. Due to their nature, such legal proceedings and tax matters involve inherent uncertainties including, but not limited to, court rulings, negotiations between affected parties and governmental actions. Management assesses the probability of loss for such contingencies and accrues a liability and/or discloses the relevant circumstances, as appropriate. Any outstanding legal proceedings and tax matters are not being acquired by Monster.

Translation and Remeasurement

The assets and liabilities of foreign operations are translated from their respective functional currencies to U.S. dollars at the appropriate spot rates as of the balance sheet date. Monetary assets

KO ENERGY

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS (Continued)

(In thousands, unless otherwise stated)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

and liabilities denominated in a currency that is different from an operation’s functional currency must first be remeasured from the applicable currency to the operation’s functional currency. Generally, foreign operations use the local currency as their functional currency. Income statement accounts are translated using the monthly average exchange rates during the year.

NOTE 3: INVENTORIES

Inventories consist primarily of raw materials and finished goods (which include concentrates and syrups). Inventories are valued at the lower of cost or market. We determine cost on the basis of the average cost or first-in, first-out methods. Inventories consisted of the following:

December 31,	2014	2013
Raw materials	$2,366	$1,712
Finished goods	4,062	3,554
TOTAL INVENTORIES	$6,428	$5,266

NOTE 4: SIGNIFICANT CUSTOMERS

The significant customers representing 10% or more of unit case sales volume and their respective unit case volume as a percentage of KO Energy total unit case sales volume are presented below for the twelve months ended December 31, 2014, 2013 and 2012:

December 31,	2014	2013	2012
Coca-Cola Refreshments	23.3%	23.5%	23.6%
Coca-Cola HBC AG	12.8%	14.3%	14.4%
Coca-Cola Enterprises, Inc.	11.3%	11.7%	11.9%
Coca-Cola Amatil Limited	10.1%	9.8%	10.0%

NOTE 5: RELATED PARTY TRANSACTIONS

The Business sold $163,031, $148,343 and $150,178 of products to various consolidated KO affiliates during the years ended December 31, 2014, 2013 and 2012, respectively. Net sales to equity method investees were estimated at $130,306, $132,057 and $146,148 during the years ended December 31, 2014, 2013 and 2012, respectively, by comparing the unit case sales volume of KO Energy drinks sold by equity method investees with the total KO Energy brand unit case sales volume.

NOTE 6: SUBSEQUENT EVENTS

Subsequent events have been evaluated through April 14, 2015, the date the combined abbreviated financial statements were issued. There are no subsequent events which have not been disclosed in these combined abbreviated financial statements.